exhibit 99.1
                       ADDVANTAGE TECHNOLOGIES GROUP, INC.
                           ANNOUNCES APPOINTMENT OF
                        VICE PRESIDENT OF OPERATIONS

     Broken Arrow, Oklahoma, July 15, 2005--Today, ADDvantage announced that it has appointed James W. Brown, as Vice President of Operations. Brown, a CPA, has over thirty years experience as accounting, finance and operation officers for various companies, most of which were leaders in diverse industries. Brown, a native Oklahoman, has spent the last 16 years in Arizona and will supervise the accounting and financing responsibilities previously performed by Dee Cooper, the Company's Controller and Chief Accounting Officer, who recently resigned to pursue other career opportunities.

     "Jim had planned to begin his new responsibilities in September with our company; but changed his plans so he can work with Mr. Cooper to assure a smooth transition in our accounting department along with Mark Kallman, CPA, our Accounting Manager. ADDvantage is fortunate to have someone with Jim's experience to assist in growing our company", commented Ken Chymiak, President & CEO.

The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Companys reports and documents filed from time to time with the Securities and Exchange Commission.


Company Contact:   Ken Chymiak    (9l8) 25l-2887
                   David Chymiak  (9l8) 25l-2887